Exhibit 10.2

EXECUTION VERSION

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED. ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT, SUCH OFFER, SALE, HEDGE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT

Company:	FIFTH STREET ASSET MANAGEMENT, INC., a Delaware corporation (the “Company”).
Number of Shares:	A number of shares of Common Stock equal to the quotient of $10,000,000 divided by the Warrant Strike Price.
Type/Series of Stock:	Class A Common Stock, par value $0.01 per share (the “Common Stock”).
Warrant Strike Price:	The arithmetic average of the VWAPs (as defined below) per share of Common Stock over the 20 consecutive Trading Days (as defined below) beginning on, and excluding, the Issue Date (as defined below) (such Trading Day period, the “Initial Period”).
Issue Date:	February 18, 2016
Expiration Date:	March 18, 2017

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, RiverNorth Capital Management, LLC (the “Holder”) is entitled to the consideration described herein upon exercise of this Warrant, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1.    EXERCISE.

1.1              Method of Exercise. Holder may at any time after April 16, 2016 and prior to the Expiration Date, exercise this Warrant, in whole, but not in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the date on which such Notice of Exercise is delivered, the “Exercise Date”; provided, however, that if such Notice of Exercise is delivered after 5:00 p.m., Eastern Time, on a Business Day (as defined below) or is delivered on a day that is not a Business Day, the Exercise Date will be the next succeeding Business Day).

1

1.2              Cash Settlement. Subject to the provisions of Section 1.3 below, upon exercise of this Warrant the Company will pay to the Holder an amount (the “Settlement Amount”), in cash, equal to the lesser of (a) $5,000,000 and (b) the Spread Value determined pursuant to the following formula:

Spread Value = (FMV-WP) x S

where:

FMV = the Fair Market Value of one Share, as determined pursuant to Section 1.4 below;

WP = the Warrant Strike Price; and

S = the Number of Shares.

1.3              Share Settlement. The Company may elect, prior to December 18, 2016 (the “Share Settlement End Date”), in lieu of delivering all or a portion of the Settlement Amount in cash, to deliver to the Holder a portion of the value of the Settlement Amount in the form of shares of Common Stock. If the Company so elects (a “Share Settlement Election”), the number of shares to be delivered will be equal to the amount (expressed in dollars) that the Company elects to settle in shares of Common Stock (such amount, the “Share Settlement Amount”) divided by the Exercise Price (as defined below). On or prior to the fifth Business Day following the Exercise Date (such fifth day, the “Settlement Method Election Date”), if permitted by this Section 1.3, the Company will notify Holder whether it is making a Share Settlement Election and, if so, shall specify the Share Settlement Amount. Any Share Settlement Election shall be subject to the following: (a) approval by the Board of Directors of the Company (the “Board”), including a majority of the independent directors of the Board if such approval by a majority of the independent directors of the Board is required by applicable law or the rules of the Trading Market on which shares of Common Stock trade, or if the Board, after taking into account the advice of outside counsel, reasonably believes that such approval by a majority of the independent directors is reasonably necessary in the discharge of the Board’s fiduciary duties and (b) approval by the stockholders of the Company that is required pursuant to the rules of any Trading Market on which the Company’s shares of Common Stock are then traded, and each such approval described in clause (a) or (b) directly above must be obtained within 90 days of the Settlement Method Election Date (the “Share Settlement Approval Date”). If no Share Settlement Election has been made by the Share Settlement End Date, following the Share Settlement End Date, the Settlement Amount must be delivered in cash in accordance with Section 1.2 hereof. For the avoidance of doubt, if the Company fails to obtain any stockholder approvals required by this Section 1.3, then such failure shall be treated as if no Share Settlement Election was made and the Company shall deliver to Holder the cash payable pursuant to Section 1.2 within five (5) Business Days after such failure.

1.4              Fair Market Value.

(a)                If the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the “Fair Market Value” of a share of Common Stock (a “Share”) shall be the arithmetic average of the volume-weighted average prices per Share as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FSAM <Equity> AQR” (or its equivalent successor if such page is not available) (such price, the “VWAP”) for each Trading Day during the 20 consecutive Trading Day Period immediately preceding the Exercise Date (such period, the “Valuation Period” and such average price the “Exercise Price”).

2

(b)               If the Common Stock is not traded in a Trading Market or the share VWAP is not available, the Fair Market Value of a Share shall be determined by the Board in its good faith judgment.

(c)                Notwithstanding Sections 1.4(a) and (b), if this Warrant is exercised pursuant to Section 1.7(b) below in connection with an Acquisition (as defined below), the Fair Market Value shall be deemed to be the per Share value received by the holders of the Common Stock pursuant to such Acquisition as determined in accordance with the definitive transaction documents executed among the parties in connection therewith; provided, however, that if it shall not be possible to determine the Fair Market Value of a Share in such manner described above, the Fair Market Value of a Share shall be deemed to be the per Share value received or receivable by the holders of the outstanding shares of Common Stock pursuant to such Acquisition as determined by the Board in its good faith judgment.

1.5              Delivery of Cash and/or Share Certificate. If the Company has made a Share Settlement Election, within three Business Days after the Share Settlement Approval Date, the Company shall deliver to Holder the cash (if any) payable pursuant to Section 1.2 upon such exercise and a certificate representing the Shares issuable to Holder pursuant to Section 1.3 upon such exercise. If the Company has not made a Share Settlement Election, within three Business Days after the Election Date, Company shall deliver to Holder the cash payable pursuant to Section 1.2.

1.6              Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like term, tenor and amount.

1.7              Treatment of Warrant Upon Acquisition of Company.

(a)                Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company to a person or group of persons acting together; or (ii) any merger or consolidation of the Company into or with another person or entity.

(b)               Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities (as defined below) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), then, if immediately prior to the closing of the Cash/Public Acquisition, the Fair Market Value of one Share as determined in accordance with Section 1.4(c) above would be greater than the Warrant Strike Price in effect on such date, then this Warrant shall, automatically and without further action on the part of any party or other person, be deemed, as of immediately prior to the closing of such Cash/Public Acquisition, to be exercised pursuant to Section 1.1, and the Company shall promptly notify the Holder of the amount of cash and/or the number of Shares (or other securities) issued upon such exercise to the Holder.

3

(c)                Notice. The Company shall provide Holder with written notice of the Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) Business Days following the execution of the definitive transaction agreement in connection with the proposed Cash/Public Acquisition.

(d)               Assumption of Obligations. Upon the closing of any Acquisition other than a Cash/Public Acquisition where the Warrant is automatically exercised pursuant to Section 1.7(b) above, the acquiring, surviving or successor entity (if other than the Company) shall assume the obligations of this Warrant, and, in the case of any Acquisition where the holders of the Common Stock are entitled to receive cash, securities or other property (“Reference Property”) for their shares of Common Stock, all references to “Shares” in this Warrant shall instead be to the type and amount of Reference Property that a holder of one share of Common Stock would receive in such Acquisition, subject to adjustment from time to time in accordance with the provisions of this Warrant (it being understood that no such further adjustments will be required with respect to any portion of the Reference Property that does not consist of equity securities). For purposes of the foregoing, the type and amount of consideration that holders of Common Stock are entitled to in the case of events that cause Common Stock to be converted into the right to receive more than a single type of consideration because holders of Common Stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The provisions of this Section 1.7(d) shall similarly apply to successive Acquisitions.

(e)                Definition of Marketable Securities. As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; and (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market.

SECTION 2.    ADJUSTMENTS TO THE SHARES AND Warrant Strike Price.

2.1              Stock Dividends and Splits. If the Company declares or pays a dividend or distribution on the outstanding shares of Common Stock, payable in Common Stock, or subdivides the outstanding shares of Common Stock by reclassification or otherwise into a greater number of shares, the Number of Shares shall be proportionately increased and the Warrant Strike Price shall be proportionately decreased. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Strike Price shall be proportionately increased and the Number of Shares shall be proportionately decreased.

4

2.2              Reclassification, Exchange, Combinations, Substitution or Replacement. Upon any event whereby all of the outstanding shares of Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3              No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.

SECTION 3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

3.1              Representations and Warranties. The Company represents and warrants to, and covenants and agrees with, the Holder as follows:

(a)                Authorization of Common Stock. All shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes or liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(b)               Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Warrant: (i) does not violate the Company’s certificate of incorporation or bylaws; (ii) does not contravene any law or governmental rule, regulation or order applicable to the Company; and (ii) does not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                Restrictions on Purchases and Sales. During the Initial Period, none of the Company or any of its directors, officers, employees, managed accounts and controlled Affiliates will purchase or sell any shares of Common Stock. None of the Company or any of its directors, officers, employees, managed accounts and controlled Affiliates will purchase or sell any shares of Common Stock in the 20 Trading Day period immediately preceding the Expiration Date (to the extent the Warrant has not been exercised prior to such time).

5

SECTION 4.    REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company (which representations and warranties will be deemed repeated upon exercise of this Warrant) as follows:

4.1              Acquisition for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act except in compliance with the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or any Shares issuable upon exercise of this Warrant.

4.2              Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information necessary to verify any information furnished to Holder or to which Holder has access.

4.3              Accredited Investor Status. Holder is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

4.4              The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that any Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144.

4.5              No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant, to the extent the Holder receives Common Stock upon such exercise.

4.6              Affiliate Status. Holder is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company within the three months immediately preceding the issuance of this Warrant.

4.7              Restrictions on Purchases and Sales. The Holder represents that, during the Initial Period and the Valuation Period, neither it nor any of its partners, directors, officers, representatives, managed accounts and Affiliates will purchase or sell any shares of Common Stock or enter into or engage in any short sale or purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including, without limitation, any put or call option or swap transaction) with respect to or having any measurement relating to Common Stock.

6

SECTION 5.    MISCELLANEOUS.

5.1              Term. This Warrant is exercisable at any time and from time to time on or before 5:00 PM, Eastern Time, on the Expiration Date and shall be void thereafter.

5.2              Legends. Each certificate evidencing shares of Common Stock shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, HEDGED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER AND THE TRANSFER AGENT, SUCH OFFER, SALE, HEDGE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3              Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant, if any (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be offered, sold, hedged, pledged or otherwise transferred in whole or in part except in compliance with applicable federal and state securities laws by all parties to such offer, sale, hedge, pledge or other transfer (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

5.4              No Transfer. This Warrant may not be transferred, sold or assigned. Any attempted transfer, sale or assignment will be null and void.

5.5              Transfer Tax. The Company will pay any applicable transfer, stamp and other similar taxes that may be imposed in respect of the issuance of this Warrant or in respect of the issuance of Common Stock upon exercise of this Warrant.

5.6              Beneficial Ownership. Notwithstanding anything to the contrary in this Warrant, in no event shall the Holder be entitled to receive, or shall be deemed to receive, any Shares if, immediately upon giving effect to such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Holder, any of its affiliates subject to aggregation with Holder for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Holder with respect to “beneficial ownership” of any Shares would be equal to or greater than 9.9% or more of the outstanding Shares on the date of determination (an “Excess Ownership Position”). If any delivery owed to Holder hereunder is not made, in whole or in part, as a result of this provision, then the cash value of such owed Shares (without interest) will be delivered to Holder in lieu of such Shares within forty-five (45) days of the determination of an Excess Ownership Position.

7

5.7              Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand delivery, email, facsimile, cable, telecopy or mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto addressed as follows:

If to the Company:

777 West Putnam Avenue, 3rd Floor

Greenwich, Connecticut 06830

Attn: Kerry S. Acocella

Facsimile: (203) 681-3879

Email: kacocella@fifthstreetfinance.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Todd E. Freed

      Richard J. Grossman

Facsimile: (212) 735-2000

Email: Todd.Freed@skadden.com

   Richard.Grossman@skadden.com

If to the Buyers and FSAM:

777 West Putnam Avenue, 3rd Floor

Greenwich, Connecticut 06830

Attn: Kerry S. Acocella

Facsimile: (203) 681-3879

Email: kacocella@fifthstreetfinance.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Todd E. Freed

   Richard J. Grossman

Facsimile: (212) 735-2000

Email: Todd.Freed@skadden.com

   Richard.Grossman@skadden.com

8

If to any Seller:

c/o RiverNorth Capital Management, LLC

325 N. LaSalle St., Suite 645

Chicago, Illinois 60654

Attn: Marc L. Collins

Facsimile: (312) 832-1461

Email: MCollins@rivernorth.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attn: Andrew Freedman

Facsimile: (212) 451-2222

Email: afreedman@olshanlaw.com

5.8              Amendment; Waiver. This Warrant may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.9              Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

9

5.10          Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its choice of law principles to the extent that the application of the laws of another jurisdiction would be required thereby. Each party hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (as applicable, the “Delaware Courts”), and any appellate court from any decision thereof, in any suit, action or other proceeding with respect to the subject matter of this Warrant (each, a “Proceeding”), including the negotiation, execution or performance of this Warrant and agrees that all claims in respect of any such Proceeding shall be heard and determined in the Delaware Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding with respect to the subject matter of this Warrant or the negotiation, execution or performance of this Warrant in the Delaware Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court and (d) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

5.11          Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.12          Business Days and Trading Days. “Business Day” is any day other than a Saturday, Sunday or nationally recognized holiday. “Trading Day” is any day on which (a) there is no Market Disruption Event (as defined below) and (b) The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, the principal other securities exchange on which Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. For these purposes, a “Trading Day” includes only those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system. “Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The Nasdaq Global Select Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

[Remainder of page left blank intentionally; signature page follows]

10

IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their duly authorized representatives effective as of the Issue Date.

fifth street asset management inc.

By:	/s/ Leonard M. Tannenbaum
	Name:	Leonard M. Tannenbaum
	Title:	Chief Executive Officer

RiverNorth Capital Management, LLC

By:	/s/ Marcus Collins
	Name:	Marcus Collins
	Title:	General Counsel and Chief Compliance Officer

[Signature Page to Warrant]

APPENDIX 1

NOTICE OF EXERCISE

The undersigned Holder hereby exercises the attached Warrant of FIFTH STREET ASSET MANAGEMENT INC. (the “Company”). Please deliver cash in accordance with the Warrant or issue a certificate or certificates representing any shares of Common Stock issuable in connection with this exercise in the name specified below:

RiverNorth Capital Management, LLC

325 N. LaSalle St., Suite 645

Chicago, Illinois 60654

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant as of the date hereof.

Capitalized terms used herein without definition herein have the meanings set forth in the Warrant.

RiverNorth Capital Management, LLC

By:
Name:
Title:
Date

Appendix 1